Exhibit 99a

NORTHUMBERLAND RESOURCES,

ACQUISITION COST $ 50,000

September 27, 2011

EVENSON AUCTION, WICHITA-KANSAS

LEASE: KEYES A & B,	PRATT COUNTY		3 WELL PACKAGE

Description: SW/4 OF SECTION 35-29S-13W

WI 100%

NRI 0.8203125

HISTORY

	OIL SOLD	MCF SOLD
TAXES : $674.01	2008 – 497	4914
TRUCK/PIPELINE	2009 – 617	4551
GRAVITY:	2010 – 333	4948

CURRENT CRUDE OIL PURCHASER – PARNON
OPERATOR – REH OIL / DOUG REH
PUMPER – JORDON MILLAN

WELL #	PUMPING UNIT	ENGINE	TANK BATTERY
1	114 PARKERSBURG	503 FAIRBANKS	2-ST. STOCK TANKS
2	114 PARKERSBURG	503 FAIRBANKS	1- FIBERGLAS GUNBARREL
4	80 CABOT	346 FM	1- FIBERGLASS WATERTANK
1-WOODEN TANK
1 24x10 SEPERATOR

NORTHUMBERLAND RESOURCES,

ACQUISITION COST $ 22,500

September 27, 2011

EVENSON AUCTION, WICHITA-KANSAS

LEASE: LARRISON #2, ,	PRATT COUNTY		3 WELL PACKAGE

Description: SW/4 OF SECTION 35-29S-13W

WI 100%

NRI 0.8203125

HISTORY

	OIL SOLD	MCF SOLD
TAXES : $750.32	2008 –	2446
TRUCK/PIPELINE	2009 –	2092
GRAVITY:	2010 –	1584

CURRENT CRUDE OIL PURCHASER – PARNON
OPERATOR – REH OIL / DOUG REH
PUMPER – JORDON MILLAN

WELL #	PUMPING UNIT	ENGINE	TANK BATTERY
1	N/A CASED HOLE		1 ST. STOCK TANKS
2	114 SENTRY		1- FIBERGLAS GB
3	114 CDR		1- FIBERGLASS WATERTANK

** AS WELL AS - COMPRESSOR STATION: GARDNER-DENVER COMPRESSOR, 503 FAIRBANKS MOTOR, SMALL FAIRBANKS MOTOR, 1- 30x10 SEPERATOR